                                                                   Exhibit 10.24

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                               Under 17C.F.R.(S)(S)200.80(b)(4),
                                                              200.83 and 230.406

This AGREEMENT is made the day of 10th November 1998

between:-


                       KINGSTON SATELLITE SERVICES LIMITED
            Whose registered office is at Telephone House, Carr Lane,
                      Kingston-upon-Hull, HU1 3RE ("KSS")


                                       AND


                                  SKYCACHE INC.
            Whose registered office is at 312 Laurel Avenue, Laurel,
                      Maryland 20701, USA ("the Customer")



BACKGROUND

This Contract is for the supply by KSS to SkyCache of a Sirius 2 (GE-1E) satellite uplink and terrestrial backhaul services.



OPERATIVE PART

1.   Definitions and Interpretation
     ------------------------------

1.1 In this contract unless the context requires otherwise the following terms shall have the following meanings:

     "Affiliate"       any subsidiary of either KSS or the Customer as the
                       context allows, or their ultimate holding company or any subsidiary thereof ("holding company" and "subsidiary" have the meanings given by section 736 of the Companies
                       Act 1985 as amended);

     "Breakpoint Date" the date falling twelve months after the date of this Contract.

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                                                                    Page 1 of 19
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"Charges"                   the charges to be paid by the Customer to KSS for
                            the provision of the Service as specified in Clause
                            4 and Schedule 2.

"Contract"                  these terms and condition including all of the
                            schedules attached hereto;

"Customer Equipment"        the equipment described in paragraph 2.1.2.1 of
                            Schedule 1 to be leased, hired or purchased by the Customer and used by the Customer in connection with the Service (including without limitation the Customer's Downlink Equipment);

"Customers Downlink
Equipment"                  the apparatus (including any cabling or wiring)
                            described in paragraph 2.1.2.2 of Schedule 1 to be leased, hired or purchased by the Customer for use by the Customer or the End User Client in connection with reception of the Service;

"End User Client"           those persons who may receive the Services;

"Failure"                   shall have the meaning set out in Clause 3.5

"GE-1E" the satellite operated by GE Americom located at 4.8 degrees East;

"KSS Uplink Equipment"      the apparatus (including any cabling or wiring) set
                            out in paragraph 2.1.1 of Schedule 1 to be supplied and used by KSS to provide the Service

"Index" the general retail price index (all items) as published in the monthly Digest of Statistics by the United Kingdom Statistical Office, as amended from time to time, or any replacement of the same;

"Month"                     a calendar month.

"Period" the period of three years to commence on the date of this Contract

"PTO" a person authorised by a licence to which Section 8 of the Telecommunications Act 1984 applies to run a public telecommunication system;

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                                                                    Page 2 of 19
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"Service"                   a satellite uplink facility of KSS capable of
                            transmitting a digital carrier of nominally 55.3 dBW EIRP to GE-lE as more particularly described in the Service Description;

"Service Credits"           the service credits to be given to the Customer in
                            accordance with the provisions or clauses 3.5.4,
                            3.5.6 and 3.5.8.

"Service Description"       the specification of the Service as set out in
                            paragraph 2 of Schedule 1

"Uplink Sites"              the teleport operated by KSS at Thurleigh
                            Airfield Business Park, Thurleigh, Bedfordshire or such other station KSS may elect to use for the provision of the Service as notified to the Customer in accordance with clause 3.2.2.

"Year" each complete period of 12 calendar months, calculated by reference to the anniversary dare of this Contract.

1.2 The headings in this Contract are for the ease of reference only and will not be taken into account in the construction or interpretation of any provision to which they refer.

1.3 Where the context so admits the singular shall include the plural and vice versa.

1.4 Where appropriate, and not otherwise specifically defined, terms and expressions used in this Contract shall have the same meaning as is commonly ascribed to them in the IT and telecommunications industry.

2.     The Parties Obligations
       -----------------------

2.1    KSS Obligations
       ---------------

2.1.1 KSS shall provide the Service on the terms and conditions of this Contract.

2.1.2 KSS will be responsible for obtaining any necessary licence to run the Service under the Wireless Telegraphy Act 1949 and other relevant statutes and regulations but excluding any licences or permits required pursuant to the Broadcasting Act 1990 or similar legislation or regulation in any state which shall be the responsibility of the Customer pursuant to clause 2.2.1.

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2.1.3  KSS shall not be under any obligation pursuant to clause 2.1.2 in respect of the Customer Equipment.

2.1.4 KSS will be responsible for and use all reasonable endeavours to obtain any necessary local authority planning permission in respect of the provision of the Service but not the Customer Equipment.

2.1.5  KSS will be responsible for the registration of the uplink with GE
       Americom.

2.1.6 Prior to start of Service KSS shall complete acceptance tests of the Service in accordance with clauses 2.3.1 and 2.3.2

2.2    Customer Obligations
       --------------------

2.2.1 The Customer will be responsible for obtaining any necessary licences or permits for the provision of the Services required pursuant to the Broadcasting Act 1990 or similar legislation or regulation in any state and also for obtaining any licence or permit that relates to the siting and installation of the Customer Equipment in respect of the provision of the Service pursuant to this Contract and shall inform KSS in writing should such a licence or permit be necessary in any state.

2.2.2 The Customer is responsible for the provision and location of Customer Equipment. In particular the Customer will supply the Customer Equipment to be housed by KSS at the Uplink Site. Such equipment is housed at the risk of the Customer, and it is the Customer's responsibility to ensure the equipment is insured as appropriate.

2.2.3 The Customer will be responsible for the procurement of space segment capacity on GE-1E for use in the provision of the Service from GE Americom.

2.2.4  On successful conclusion of the acceptance tests described in clauses
       2.3.1 and 2.3.2 the Customer will sign an acceptance certificate in accordance with the provisions of clause 2.3.1.

2.3    Provision of the Uplink Service
       -------------------------------

2.3.1 KSS will provide the KSS Uplink Equipment at the Uplink Site and it will perform acceptance tests to ensure that the leased circuit and the KSS Uplink Equipment is in full working order. Upon successful completion of these acceptance tests KSS will provide the Customer with the results of such testing which will consist of a 24 hour bit error rate test report along with an acceptance certificate for the Customer to sign confirming that the Service operates in accordance with the Service Description. Included within the test results will be a copy of the satellite operator's acceptance testing documentation. The Customer shall provide KSS with all such assistance and advice as KSS shall from time to

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       time reasonably require in the process of testing the Service pursuant to this clause.

2.3.2 The Service shall be deemed accepted by the Customer on signature of the acceptance certificate referred to in Clause 2.3.1, or as soon as it is taken into commercial use, or within 7 days of KSS notifying the Customer of the completion of the acceptance tests referred to in Clause 2.3.1 (unless the Customer notifies KSS of any defect in the Service prior to the expiry of such period), whichever is the earlier.

2.3.3 If any defects in the Service identified in the acceptance tests referred to in clause 2.3.1 are caused solely by the non-availability or inadequate performance of the Customer Equipment then the Customer shall pay all costs and charges incurred by KSS in re-testing including, but not limited to, interest on delayed payment (calculated in accordance with clause 4.1.5).

2.3.4 Any dates quoted by KSS for the commencement of the Service are estimates only and KSS shall not have any liability as a direct or indirect consequence of such date not being achieved. The Customer may nevertheless specify a subsequent date no sooner than two weeks after any estimated date quoted by KSS and if KSS fails to achieve that date other than as a result of the Customer's failure to comply with its obligations hereunder the Customer may terminate the Contract.

2.3.5  KSS warrants and shall be responsible for ensuring that:-

       (i) at commencement of Service all authorisations licences consents and permissions necessary for it to provide the Service other than such authorisation licences and consents which are the duty of the Customer pursuant to clause 2.2 will have been obtained and will be complied with;

       (ii) its provision of the Service under this Agreement is lawful and in compliance with published UK laws, rules or regulations affecting it; and

       (iii) its provision of the Service does not cause any interference or damage to any facilities or signal of the Customer or any third party including but not limited to GE Americom and its Affiliates and customers.

       KSS shall:

       (iv) indemnify the customer against any claims (including collection costs and reasonable legal fees and expenses) arising as a consequence of any breach of such warranty or any such damage or interference.

2.4    Infringements
       -------------

2.4.1 KSS shall indemnify the Customer against all claims and proceedings arising from infringement (or alleged infringement) of any patent, design or copyright enforceable in the United Kingdom, by reason of the Customer's use of the Service, with the exception of any infringements arising from the Customer Equipment.

2.4.2 If at any time an allegation of infringement of patent, design, copyright or other intellectual property right is made, KSS may at its own expense modify the Service so as to avoid the infringement or may amend the Service to include non-infringing equipment. Any such modification or amendment shall be at KSS' expense other than where such infringement arises from any specification or requirement of the Customer in relation to the Service or the use of the Customer's Equipment.

2.4.3 The indemnity in paragraph 2.4.1 does not apply to infringements occasioned by the Customer's use of the Service in conjunction with the Customer's Equipment; nor to infringements occasioned by designs or specifications in relation to the Service made by the Customer or the use of the Customer's Equipment. The Customer shall indemnify KSS against all costs claims, proceedings and expenses arising from such infringements.


3.     Conditions Relating to the Service
       ----------------------------------

3.1    Provision of the Service
       ------------------------

3.1.1 KSS will throughout the Period make available the Service to the Customer in accordance with the Service Description.

3.1.2 KSS will endeavour to ensure that the Service conforms to the Service Description in all respects but shall not be responsible for any failures attributable to causes outside its control, such as, but not limited to, any defects in Customer Equipment or any error by a PTO.

3.1.3 KSS is responsible for conformity with the service levels set out in the Service Description and for providing network management and fault reporting as set out in the Service Description.

3.2    Changes to the Service
       ----------------------

3.2.1 If the Customer wished to modify, or add to, any part of the Service other than as allowed for in the Service Description, then the Customer and KSS will discuss such modifications, or additions to ascertain appropriate charges, terms and conditions, provided that KSS shall be under no obligation to implement such modification or addition unless it expressly agrees to do so.

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3.2.2  In the event that KSS elects to use a different earth station with respect to the provision of the Service KSS shall give the Customer 30 days advance written notice of any planned move.

       In any event the Customer shall provide 7 days written notice to KSS to change the transponder frequency on any day (between the hours of 06:00 and 21:30 hours UK time) providing that such change in frequency would require minimal KSS action.

3.3    Use of the Service
       ------------------

3.3.1 The Customer will not knowingly use the Service otherwise than in accordance with all applicable laws and regulations. The Customer shall comply with any and all licences, approvals, authorisations and consents necessary or appropriate relating to the Customer's use of the Service and the transmission and/or reception of material, signals and programming thereon. The Customer will not use, the Service for any unlawful purpose, including violation of laws governing the content of material transmitted using Service. If the Customer's non-compliance with the preceding part of this clause 3.3.1 causes, or other circumstances arise which cause, interference to or threaten the availability or operation of the services or facilities provided by KSS or if the Customer's use of Service may reasonably result in the institution of criminal proceedings, or administrative proceedings that may result in sanctions or other non-monetary remedies, against KSS, or any of its Affiliates KSS may take such actions (including suspension and/or restriction of Service) it reasonably believes necessary to ensure KSS's compliance with law.

3.3.2 The Customer will indemnify and hold harmless KSS and any of its Affiliates from and against all loss, liability, cost, expenses and damages of any nature including, but not limited to, legal fees and to the extent permitted by law, any fines and penalties) arising out of, resulting from or in connection with any use of Service.

3.4    Suspension of the Service
       -------------------------

3.4.1 KSS may without prejudice to any other right hereunder or at law suspend the Service immediately if:

       3.4.1.1 KSS is entitled pursuant to clause 4.3, to terminate this Contract or;

       3.4.1.2 KSS is obliged to do so in order to comply with an order, regulation, instruction or request of Government, an emergency services organisation, or competent international satellite organisation or administrative authority provided KSS has given

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                                                                    Page 7 of 19
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                the Customer in writing the maximum period of notice practicable in the circumstances.

3.5    Service Interruptions
       ---------------------

3.5.1 Subject to Clause 4.7 and the following provisions KSS shall be liable to the Customer in the event of a Failure in accordance with the provisions of this clause 3.5.

3.5.2  KSS shall not reliable for Failures attributable to:-

       3.5.2.1  the Customer's breach of its obligations; or

       3.5.2.2 inadequate performance of Customer Equipment or satellite modems supplied by the Customer; or

       3.5.2.3 performance of GE-lE or periodic testing deemed necessary by KSS (provided KSS has given to Customer reasonable notice) or GE Americom.

3.5.3 Failure shall be deemed to have occurred if there is a continuous and uninterrupted breakdown of the Service, or there is a continuous and uninterrupted period during which the Service fails to meet the Service Description or there is a continuous and uninterrupted period during which there is a significant degradation of the quality of the Customer's signals, (excluding degradation caused by severe rainfall at the uplink site) transmitted via the Service lasting for half an hour or more. The length of any such breakdown or period shall be measured from the time notice is given by the Customer to KSS that a breakdown or problem with the Service has occurred or the time when KSS first becomes aware of such a breakdown or problem until the Service is restored.

3.5.4 In the event of a Failure other than as referred to in clause 3.5.5, the Customer shall, as its sole and exclusive remedy under this Contract or otherwise, be entitled to a Service Credit. Service Credits shall be calculated with reference to each separate Failure that occurs and shall be of a duration equal to the duration of the relevant Failure, rounded either upwards or downwards as appropriate to the nearest half hour.

3.5.5 If a Failure lasts for a continuous and uninterrupted period of seventy two (72) hours or Failures lasting for a period of more than seventy two
       (72) hours when aggregated occur in any one calendar month the Customer may at its option:

       3.5.5.1  terminate this Contract; or

       3.5.5.2  continue to benefit from Service Credits.

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3.5.6  Service Credits shall be listed on the invoice of Charges submitted for the month following the Failure and shall be deducted from such Charges.

3.5.7 The Service will not be deemed to have been interrupted where the Service is suspended for the following reasons:-

       3.5.7.1 KSS needs to carry out work relating to upgrading or maintenance of the Service provided KSS has given to the Customer in writing the maximum period of notice reasonably practicable in the circumstances and has used its reasonable endeavours to agree with Customer a suitable time for such work to be carried out; or

       3.5.7.2 KSS and GE Americom are reasonably of the opinion that any act or default of the Customer or its other contractors is likely to cause damage to GE-lE or any other use of the satellite and have given notice by telephone to Customer either beforehand or, where this is not practicable, used all reasonable endeavours to communicate the information within one half hour of the suspension.

       3.5.7.3 if a Failure arises from the Customer not agreeing to KSS carrying out upgrading or maintenance work then KSS will have no liability in respect of such failure.

       3.5.7.4 any suspension of the Service made by KSS pursuant to either clause 3.3 or clause 3.4.

       3.5.7.5 if the space segment capacity on GE-lE procured by the Customer for the provision of the Service is withdrawn or suspended for any reason and it is impracticable or impossible for KSS to continue to provide the Service

3.5.8 Notwithstanding the fact that a suspension of the Services made by KSS pursuant to either clause 3.3 or clause 3.4 shall not give rise to an interruption and shall not, therefore, give rise to a Failure the Customer shall be entitled to receive Service Credits of a duration equal to half the duration of the period of the suspension. The duration of the Service Credits received by the Customer in relation to any one period of continuous suspension shall be rounded either upwards or downwards as appropriate to the nearest half hour.

3.5.9 If KSS exercises its right of suspension pursuant to clause 3.5.7.2 this will not exclude KSS' right to terminate this Contract in respect of that or any other event, nor will it prevent KSS from claiming damages from the Customer for breach of this Contract.


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3.6    Intellectual Property Rights
       ----------------------------

3.6.1 If in the course of or as a result of the Service provided by KSS to the Customer, any of KSS' employees or agents create any document or other material protected by copyright or other intellectual property right, it is agreed that all legal and beneficial rights in it will vest in and be owned by KSS, and the Customer will have no rights in such material beyond a non-exclusive licence throughout the period of this Agreement to make copies for internal use of any document (but not other material) for the purpose of making use of the Service (but for no other purpose) which may be delivered to the Customer by KSS. The Customer will duly execute any assignment or other instrument that may be necessary to give effect to this provision.

3.6.2 The Customer will indemnify KSS against any claims, proceedings and expenses arising in any jurisdiction from infringement (or alleged infringement) of any patent, design, copyright or other intellectual property right by reason of:-

       3.6.2.1 work carried out by KSS, its agent or employees in accordance with any direction or specification given by the Customer, or

       3.6.2.2 arising from the use of any Customer Equipment in connection with the Service.

3.6.2 Upon termination of this Contract for whatever reason the Customer shall deliver to KSS all documentation and property of KSS in its control or possession and shall within 7 days of termination destroy copies of all KSS' documentation taken by it.

4.     General Conditions
       ------------------

4.1    Charges and Payment
       -------------------

4.1.1 The Customer shall pay KSS the charges set out in Schedule 2 for the Service.

4.1.2 KSS will invoice the Customer Monthly in arrears for the charges referred to in clause 4.1.1 above and the Customer shall pay such charges in full and without any deduction withholding or set off within thirty (30) days of receipt of KSS' invoice. Time shall be of the essence for payment. For any part Month the charges shall be pro-rated.

4.1.3 KSS reserves the right to increase its charges on the 1st January in each year by an amount equal to the increase in the Index during the twelve
       (12) month period up to each preceding 1st October.

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4.1.4  All other sums due to KSS under this Contract will be payable by the
       Customer in full and without any deduction withholding or set off within thirty (30) days of receipt of KSS' invoices.

4.1.5 Without prejudice to any other rights or remedies of KSS under this Contract, KSS reserves the right to charge daily interest on outstanding amounts, until payment in full is received by KSS at a rate equal to the National Westminster Bank PLC Base Lending Rate as current from time to time plus three (3) per cent and such interest shall be payable whether before or after any judgement. Interest will continue to accrue notwithstanding termination of this Contract for any cause.

4.2    Liability
       ---------

4.2.1 Nothing in this Contract will exclude or restrict either party's liability for death or personal injury resulting from the negligence of either party or of its employees whilst acting in the course of their employment.

4.2.2 Neither party will be liable to the other party in contract, tort or otherwise (including liability for negligence) for any loss of revenue, business, contracts, anticipated savings, or any indirect or consequential loss.

4.2.3 Subject to clause 4.2.1, KSS's liability to the Customer for any breach of the terms of this Contract, or under any indemnity set out in this Contract, shall not exceed an amount equal to the amount of the Charges paid or payable by the Customer in the first Year of this Contract.

4.2.4 Except as specifically provided for in this Contract, KSS makes no warranties or representations, express or implied, with respect to the KSS Supplied Service.

4.2.5 To the fullest extent permitted by law, all implied conditions and warranties of satisfactory condition or fitness for purpose are excluded.

4.2.6 The Customer shall indemnify KSS and its Affiliates against all costs claims and liabilities attributable to any act or default of the Customer or any of its other contractors causing damage to or interference with the Service.

4.3    Termination
       -----------

4.3.1 Either party has the right to terminate this Contract in the event that a liquidator, receiver, or similar officer is appointed in respect of the whole or a material part of the assets and/or undertaking of the other party, or the other party enters into an arrangement with its creditors, or if it becomes unable to pay its debts when due or if such party believes any such event is likely to occur in relation to the other party.

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4.3.2  Either party will have the right to terminate this Contract, in the event that the other party is in breach of any material obligation under this Contract and (in the case of a remediable breach) fails to remedy the breach within a reasonable time (not less than thirty (30) days) specified by either party.

4.3.3 The Customer may terminate this contract on the Breakpoint Date by giving KSS at least one month's prior written notice and in return for immediate payment by the Customer to KSS of a cancellation charge of Four Thousand Pounds Sterling (Pounds 4,000). The service will then be immediately terminated by both parties upon payment of the cancellation charge.

4.3.4 After the expiry of the Period this Contract shall continue from Year to Year unless or until terminated under clauses 4.3.1 or 4.3.2 above or by either party giving to the other upon not less than six (6) months notice in writing.

4.4    Consequences of Termination
       ---------------------------

4.4.1 Upon termination of this Contract for any reason the Customer will immediately cease to use the Service and shall remove the Customer's Equipment from the Uplink Site.

4.4.2 If this Contract is terminated pursuant to clauses 4.3.1 or 4.3.2 by KSS prior to expiry of the Period, KSS will be entitled to recover from the Customer, by way of liquidated damages, a sum equal to the aggregate amount of Charges that would have been payable under this Contract for the remainder of the Period, less an allowance for accelerated payment of five percent (5%) per annum and any amount which KSS shall conclusively certify as arising from mitigation by it of its loss arising from termination.

4.4.3 Termination of this contract shall be without prejudice to the rights and obligations of either party arising under this contract prior to the date of termination.

4.5    Information and Confidentiality
       -------------------------------

       Neither party will use, copy, adapt, alter or part with possession of any information of the other which is disclosed to it or otherwise comes into its possession under or in respect of this Contract and which is of a confidential nature, provided that this obligation will not apply to information which the receiving party can prove was in its possession at the date it was received or obtained or which the receiving party obtains from some other person with good legal title to it and who is under no obligation of confidentiality in respect of it or which is in or comes into the public domain otherwise than through the default or negligence of the receiving party or which is independently developed by or for receiving the party.

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4.6    Assignment
       ---------

4.6.1 The Customer will not assign all or any of its rights or obligations under this Contract other than to an Affiliate of the Customer (in which case the Customer will continue to remain bound to KSS) without KSS's prior written consent which shall not be unreasonably withheld or delayed.

4.6.2 KSS may assign all or any of its rights and obligations under this Contract to a KSS Affiliate or with the prior written consent of Customer not to be unreasonably withheld or delayed to any other person upon serving notice in writing on the Customer.

4.7    Force Majeure
       -------------

       Neither party will be liable to the other for any loss or damage which may be suffered by the other party due to any cause beyond the first party's reasonable control including, without limitation, any act of God, flood, lightning or fire, strike, lock-out, the act or mission of Government, PTOs or other competent authority, war, military operations, or riot. A party seeking to rely on an event of force majeure will as soon as is reasonably practicable give full particulars in writing to the other party and including but not limited to, an estimate as to the length of time the event of force majeure is likely to continue and the facts or circumstances giving rise to force majeure.

4.8    Waiver, Modifications, Entire Agreement, Notices and Law
       --------------------------------------------------------

4.8.1 Failure by either party to exercise or enforce any right conferred by this Contract will not be deemed to be a waiver.

4.8.2 This Contract may only be modified if such modification is in writing and signed by a duly authorised representative of each party.

4.8.3 This Contract represents the entire understanding between the parties and supersedes all previous agreements and representations made by either party, whether oral or written.

4.8.4 Any notice required to be given by either party hereto to the other shall be in writing and shall be deemed validly served if hand delivered, or sent by facsimile or by first class prepaid registered or recorded delivery post addressed to the relevant party's address specified in this contract or to such other address as that party may designate from time to time in accordance with this Clause 4.8.4.

4.8.5 Any notice given pursuant to Clause 4.8.4 shall be deemed to have been served:-

       4.8.5.1  if hand delivered, at the time of delivery;

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                                                                   Page 13 of 19
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       4.8.5.2      if sent by facsimile, at the completion of the transmission during business hours at its destination or, if not within business hours, at the opening of business hours on the next business day but subject to proof by the sender that it holds a printed record confirming despatch of the transmitted notice and despatch of the notice by post in accordance with Clause 4.8.4 on the same day as its transmission;

       4.8.5.3 if sent by post, within 48 hours of posting (exclusive of the hours of Sunday).

4.8.6  For the purposes of this clause "business hours" means between 0900 and
       17.30 hours UK time and "business day" means a day between Monday to Friday inclusive on which banks are open for business in the UK.

4.8.7 The Contract will be governed by and construed and interpreted in accordance with English law, and the parties submit to the non-exclusive jurisdiction of the English courts.


4.9    Condition for Indemnities given Hereunder
       -----------------------------------------

       As a condition of any indemnity given by either party to the other party under this Agreement the party indemnified shall give notice to the indemnifying party promptly in writing as soon as it becomes aware of any circumstances in respect of which it might expect to be indemnified; it shall make no admission in relation to any circumstances and shall make no admission in relation to any circumstances and shall allow the indemnifying party to conduct all negotiations and proceedings and shall give such indemnifying party all reasonable assistance in relation thereto.

4.10   Counterparts

       This Contract may be executed in counterparts each of which, when taken together, shall form one agreement.


AS WITNESS the hands of the authorised representatives of the parties hereto:


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                                                                   Page 14 of 19

Signed by [ILLEGIBLE SIGNATURE]
         -------------------------------------------

for and on behalf of KINGSTON SATELLITE SERVICES LIMITED




Signed by /s/ Robert M. Dunham
         -------------------------------------------

for and on behalf of SKYCACHE Inc
Robert M. Dunham
CFO and Treasurer
11/10/98

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                                                                   Page 15 of 19

                                  SCHEDULE 1
                                  ----------
                              SERVICE DESCRIPTION
                              -------------------

1.     Service Description
       -------------------

       KSS will supply the Customer with a satellite uplink facility capable of transmitting a digital carrier of nominally 55.3 dBW EIRP using transponder 27 on GE-1E.

2.     Service Specification
       ---------------------

2.1    Service
       -------

2.1.1  KSS Uplink Service
       ------------------

       The uplink equipment will be made up of the following elements:-

       . Satellite Antenna (diameter 3.7 metres. or equivalent approved for operational use on GE-1E.

       . Redundant High Power Amplifiers (HPAs).

       . Redundant up-converter equipment, covering a single 33 MHz bandwidth, with 70 MHz interface to the Customer Equipment. The up-converter equipment will comply with INTELSAT IESS 308/309 specifications for data rates of 2Mbps and upwards.

       . A Monitor and Control subsystem for the Uplink Facility to the KSS
         Network Monitoring Centre.

       . An Uninterrupted Power Supply system with back up generator will be provided to ensure continuity of service in the event of mains disturbances and loss.

This Uplink Equipment will be installed, commissioned and tested by trained KSS personnel and approved contractors.

In addition, KSS will provide 2x2Mbps circuits from Telehouse in Docklands London to Uplink. These circuits will terminate at each end in G.703 interfaces.

KSS will also provide rack space as defined in 2.1.2..1

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                                                                   Page 16 of 19

2.1.2   Customer Equipment
        ------------------

        2.1.2.1 The equipment to be supplied by the Customer for location at the uplink site as set out below:
                TBD

                KSS will provide the Customer as part of the service one 19" rack for housing the Customer Equipment.

        2.1.2.2 The downlinking equipment to be applied by the Customer at various sites as set out below:
                TBD

        In addition, the Customer will be responsible for providing a suitable connection from their point of presence in Telehouse to the London-end of the circuit provided by KSS and terminating in the same building.

2.2     Satellite
        ---------

        The Service will be broadcast via the GE-1E spacecraft located at 4.8 degrees East (details of which are attached hereto) and the Customer will have sole responsibility for the procurement of transponder capacity.

2.4     Uplink Management & Control
        ---------------------------

        Uplink Management and Control will be provided by the KSS NMC. The Uplink Site equipment (HPA & upconverters) will be monitored using an M&C systems in the antenna cabin and connected to the Ops room, and similar facilities will be provided for an available redundant chain. The off-air carrier from the satellite can be monitored from the antenna, confirming carrier level and frequency using an spectrum analyser on the downlink feed.

2.5     Availability
        ------------

        Target availability of the uplink shall be 99.97% per annum calculated on downtime excluding those periods of maintenance and planned outages agreed with the customer.

2.6     Fault Reporting
        ---------------

        Faults will be reported to and logged by the KSS Network Management Centre. Details of the nature of fault are recorded. Fault analysis and engineer call-out will be co-ordinated from the KSS Network Management Centre to ensure continuity

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                                                                   Page 17 of 19
       until the fault is cleared. In the case of faults within the Customer equipment, KSS will provide initial diagnosis locating the fault within the Customer Equipment and notify the Customer of the failure, and the Customer will provide to KSS written procedures and training if appropriate to enable such fault diagnosis.

2.7    Maintenance
       -----------

       Maintenance of the uplink earth station will be by KSS approved personnel or those of an authorised maintainer. Where a fault lies within the Customer Equipment and requires maintenance, KSS will provide rights of access to maintenance contractors appointed by the Customer subject to normal security requirements. KSS will also allow the Customer to access monitor and configure their router and other Customer Equipment as required via an IP network.

       Maintenance Service Cover will be 365 days per year.

2.8    Response Times
       --------------

       The standard response time is 4 hours. All reasonable endeavours will be made to respond to faults within this period.

2.9    Licenses
       --------

       The Class III operational license for this earth station under the Wireless Telegraphy Act will be obtained by KSS.

3.     Satellite Operators Operational Requirements
       --------------------------------------------

       KSS shall comply with satellite operator's Operational Requirements attached hereto or as the same may be modified from time to time by GE Americom.

4.     Satellite Operator Procedures
       -----------------------------

       KSS shall comply with all reasonable instructions and procedures of the stellite operator in providing the Service and shall allow the satellite operator reasonable access to inspect KSS' Uplink Equipment.

       KSS shall be obliged to obtain from GE Americom all such relevant instructions and procedures.

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                                                                   Page 18 of 19

SCHEDULE 2
----------

                                    CHARGES
                                    -------

The price for the provision of the Service by KSS for a three (3) Year Period to the Customer will be *** per Year, billed pro rata each Month in arrears. VAT will be charged at the rate in force at the time of billing.

If the Customer exercises the Breakpoint then the Customer shall pay KSS a cancellation charge of *** .



*** Confidential Treatment Requested

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                                                                   Page 19 of 19